UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OR The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            April 4, 2005
                                                 -------------------------------

                              Invacare Corporation
             (Exact name of registrant as specified in its charter)

Ohio                                  0-12938              95-2680965
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(State or other jurisdiction of     (Commission    (IRS Employer Identification)
incorporation or organization)     File Number No)

            One Invacare Way, P.O. Box 4028, Elyria, Ohio              44036
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             (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code        (440) 329-6000
                                                  ------------------------------

________________________________________________________________________________

(Former name, former address and former fiscal year, if change since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 of this report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective April 4, 2005, pursuant to the terms of the Credit Agreement dated as of January 14, 2005 among Invacare Corporation ("Invacare") and Certain Borrowing Subsidiaries, the Banks Named Therein, and JPMorgan Chase Bank, N.A. as Agent, Keybank National Association as Syndication Agent, and J.P. Morgan Securities, Inc. and Keybank National Association, as Co-Lead Arrangers (the "Credit Agreement"), Invacare requested, and the other parties to the Credit Agreement consented to, an increase in the amount of the multi-currency credit facility available to Invacare under the Credit Agreement by $50 million to an aggregate amount of $500 million. A copy of the letter agreement regarding such increase is filed as Exhibit 10.1 to this report on Form 8-K.

The borrowing rate under the Credit Agreement is determined based on the ratio of debt to earnings before interest, taxes, depreciation and amortization (EBITDA) of Invacare, as defined in the Credit Agreement, and ranges from LIBOR plus 0.35% to 0.675%. In addition, the Credit Agreement contains certain affirmative and negative covenants with respect to, among other things, interest coverage, net worth, and ratio of debt to EBITDA. The Credit Agreement specifies various events of default, including, among others, the failure to make payments when due and noncompliance with covenants. Upon the occurrence of an event of default, the lenders can declare all amounts outstanding under the facility due and payable. All borrowings under the facility are required to be repaid by January 14, 2010.

Item 9.01   Financial Statements and Exhibits.

 (c)   Exhibits

       Exhibit 10.1 Letter  agreement  regarding  increase,  effective  April 4,
                    2005, of the Aggregate Commitment under the Credit Agreement dated as of January 14, 2005 among Invacare Corporation and Certain Borrowing Subsidiaries, the Banks Named Therein, and JPMorgan Chase Bank, N.A. as Agent, Keybank National Association as Syndication Agent, J.P. Morgan Securities, Inc. and Keybank National Association, as Co-Lead Arrangers.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               INVACARE CORPORATION


                           By:/s/ Gregory C. Thompson
                              -----------------------------------------
                              Gregory C. Thompson
                              Chief Financial Officer



Date:  April 7, 2005